SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 2/28/2006
FILE NUMBER 811-2729
SERIES NO.: 2

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $ 36,481
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $ 13,102
              Personal Investment Class      $  4,287
              Cash Management Class          $ 35,923
              Reserve Class                  $  1,359
              Resource Class                 $  5,537
              Corporate Class                $     20

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0190
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0175
              Personal Investment Class      $000.0163
              Cash Management Class          $000.0186
              Reserve Class                  $000.0147
              Resource Class                 $000.0182
              Corporate Class                $000.0189

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class            1,643,939
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class         709,622
              Personal Investment Class        268,287
              Cash Management Class          2,005,752
              Reserve Class                     83,439
              Resource Class                   343,269
              Corporate Class                    1,095